Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jean Liang

Head of Investor Relations

ExlService Holdings, Inc.

350 Park Avenue

New York, NY 10022

(212) 277-7115

ir@exlservice.com

EXL REPORTS 2009 THIRD QUARTER RESULTS

Quarterly Revenues of $48.2 million and 14.8% Adjusted Operating Margin

Increasing Calendar Year Revenue and Adjusted Operating Margin Guidance

EXL to Acquire Back-Office Operations of American Express Business Travel in

Gurgaon, India; Enters Multi-Year Services Agreement with American Express

New York, NY – November 6, 2009 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the quarter ended September 30, 2009.

Rohit Kapoor, President and CEO, commented: “We experienced strong revenue growth this quarter and continued momentum in the market place. Our results reflect the investments and efforts that we have directed to execution and client centricity. In our outsourcing business, our team ensured a smooth ramp-up and efficient employee on-boarding for our recently acquired clients. In transformation services, we expanded our existing client relationships while increasing the annuity-based percentage of the business.

We are also pleased to announce a new eight-year agreement to service the back-office operations of American Express Business Travel and the associated acquisition of American Express’ Global Travel Service Center operations in Gurgaon, India. We estimate achieving more than $160 million in revenues over the life of the contract. Through this transaction, we will deepen our relationship with one of our key clients as well as expand our capability set in analytics, exception processing, and transaction processing. This acquisition also adds an experienced management team and an additional delivery center to EXL. We expect the transaction to close first quarter next year.”

Vishal Chhibbar, CFO, commented: “The investments we made in expanding our delivery infrastructure in the first half of this year are paying off. Sequential revenue growth was 13.7% quarter on quarter. We delivered outsourcing revenues of $37.7 million and transformation revenues of $10.5 million. We generated $9.7 million in operating cash flows and ended the quarter with a cash balance of $117.5 million versus $114.3 million last quarter. Adjusted operating margin for the quarter increased to 14.8% due to higher utilization of our physical infrastructure and people as well as strong execution across business lines. We are pleased to increase our calendar year 2009 guidance for revenue to $178.0 million - $180.0 million from $170.0 million - $175.0 million and our adjusted operating margin to 13.0% - 13.5% from 10.0% - 12.0%.”

Financial Highlights

Financial highlights are based on continuing operations of the Company and exclude the sale of the Pune assets providing services to Aviva under the BOT arrangement, which is treated as a discontinued operation as of the third quarter of 2008. Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended September 30, 2009 were $48.2 million compared to $46.6 million for the quarter ended September 30, 2008 and $42.4 million for the quarter ended June 30, 2009. Revenues attributable to outsourcing services for the quarter ended September 30, 2009 were $37.7 million compared to $34.5 million in the quarter ended September 30, 2008 and $34.5 million in the quarter ended June 30, 2009. Transformation services revenues for the quarter ended September 30, 2009 were $10.5 million compared to $12.0 million in the quarter ended September 30, 2008 and $7.9 million in the quarter ended June 30, 2009.

•

Gross margin for the quarter ended September 30, 2009 was 40.2% compared to 39.8% for the quarter ended September 30, 2008 and 39.1% for the quarter ended June 30, 2009. Gross margin for outsourcing services was 41.0% for the quarter ended September 30, 2009 compared to 41.9% for the quarter ended June 30, 2009. Transformation services gross margin was 37.5% for the quarter ended September 30, 2009 compared to 26.8% for the quarter ended June 30, 2009.

•

Operating margin for the quarter ended September 30, 2009 was 10.7% compared to 11.3% for the quarter ended September 30, 2008 and 6.6% for the quarter ended June 30, 2009; adjusted operating margin for the quarter ended September 30, 2009, excluding the impact of stock-based compensation expense and amortization of intangibles, was 14.8% compared to 14.7% for the quarter ended September 30, 2008 and 11.3% for the quarter ended June 30, 2009.

•

Diluted earnings per share to common stockholders for the quarter ended September 30, 2009 were $0.14 compared to $0.01 for the quarter ended September 30, 2008 and $0.04 for the quarter ended June 30, 2009.

Business Announcements

•

Signed eight-year agreement with American Express to provide business process services in conjunction with the acquisition of American Express’ Global Travel Service Center operations in Gurgaon, India. The purchase price for this transaction will be approximately $30.0 million net of working capital adjustments at closing.

•

Awarded a five-year outsourcing contract with a global P&C and reinsurance company to provide business process services from both our India facilities and our new Romanian facility currently in development.

•	Increased annuity-based transformation revenues to comprise of approximately one-third of total transformation.

•	Reduced days sales outstanding in the third quarter of 2009 to 59 days from 68 days in the second quarter of 2009 and 76 days in the third quarter of 2008.

•	Experienced quarterly attrition in the third quarter of 22.0% for billable employees compared to 22.0% in the second quarter 2009 and 37.3% for the third quarter of 2008.

2009 Outlook

The Company is increasing its guidance for calendar year 2009:

•	Revenues of $178.0 million to $180.0 million from $170.0 million to $175.0 million.

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, of 13.0% and 13.5% from 10.0% and 12.0%.

Conference Call

EXL will host a conference call on Friday, November 6, at 8:00 a.m. (ET) to discuss the company’s quarterly results and operating performance. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the accompanying presentation and an investor factsheet can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-884-5695 or 1-617-786-2960 and enter “73278987.” For those who cannot access the live broadcast, a replay will be available by dialing 1-888-286-8010 or 1-617-801-6888 and entering “85132426” from two hours after the end of the call until 11:59 p.m. (ET) on November 13, 2009. The replay will also be available on the EXL website (www.exlservice.com).

EXL will host its First Annual Investor Day on Friday, November 6, 2009 at 9:30 a.m. (ET) in New York City at the NASDAQ MarketSite in Times Square. To listen to the investor day events via phone, please dial 1-888-452-4007 or 1-719-325-2481 and reference “EXLService Investor Day 2009.” The event will also be made available via live audio webcast on the investor relations section of EXL’s website at www.exlservice.com. Slides will be made available. For those who cannot access the live broadcast, an archived webcast of the presentations will be available on the EXL website (www.exlservice.com) after the end of the event.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq: EXLS) is a leading provider of outsourcing and transformation services. EXL’s outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, financial services and transportation and logistics sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues	$48,186	$46,573	$131,557	$138,019
Cost of revenues (exclusive of depreciation and amortization)	28,803	28,046	78,986	86,902

Gross profit	19,383	18,527	52,571	51,117

Operating expenses:
General and administrative expenses	7,770	7,349	22,137	24,193
Selling and marketing expenses	3,516	3,081	10,040	8,366
Depreciation and amortization	2,918	2,832	8,137	8,302

Total operating expenses	14,204	13,262	40,314	40,861

Income from continuing operations	5,179	5,265	12,257	10,256
Other income/(expense):
Foreign exchange gain/(loss)	(1,995)	(6,637)	(5,014)	(5,847)
Interest and other income, net	269	1,157	856	2,294

Income/(loss) from continuing operations before income taxes	3,453	(215)	8,099	6,703
Income tax provision/(benefit)	(541)	(589)	(169)	(984)

Income from continuing operations	3,994	374	8,268	7,687
Income/(loss) from discontinued operations, net of taxes	—	(1,449)	(139)	3,302

Net income/(loss) to common stockholders	$3,994	$(1,075)	$8,129	$10,989

Earnings/(loss) per share (a):
Basic:
Continuing operations	$0.14	$0.01	$0.29	$0.27
Discontinued operations	—	(0.05)	—	0.11

	$0.14	$(0.04)	$0.28	$0.38

Diluted:
Continuing operations	$0.14	$0.01	$0.28	$0.26
Discontinued operations	—	(0.05)	—	0.11

	$0.14	$(0.04)	$0.28	$0.38

Weighted-average number of shares used in computing earnings per share:

Basic	28,930,344	28,846,137	28,893,515	28,801,102
Diluted	29,368,390	29,127,304	29,202,856	29,257,254

(a)	Per share amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$117,510	$112,174
Short-term investments	816	153
Restricted cash	1,311	203
Accounts receivable, net of allowance for doubtful accounts of $259 at September 30, 2009 and $128 at December 31, 2008	31,578	33,714
Deferred tax assets	4,490	3,401
Advance income-tax, net	101	2,033
Prepaid expenses and other current assets	3,546	6,199

Total current assets	159,352	157,877

Fixed assets, net of accumulated depreciation of $35,787 at September 30, 2009 and $27,727 at December 31, 2008	22,702	24,518
Goodwill	19,595	17,557
Intangible assets	710	—
Restricted cash	3,744	281
Deferred tax assets, net	7,735	3,047
Other assets	10,500	8,689

Total assets	$224,338	$211,969

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,254	$3,371
Deferred revenue	3,379	2,961
Accrued employee cost	12,176	14,725
Accrued expenses and other current liabilities	12,157	18,011

Total current liabilities	29,966	39,068

Non-current liabilities	3,433	1,569

Total liabilities	33,399	40,637

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,179,013 shares issued and outstanding as of September 30, 2009 and 29,054,145 shares issued and outstanding as of December 31, 2008	29	29
Additional paid-in capital	122,308	116,676
Retained earnings	78,150	70,021
Accumulated other comprehensive loss	(8,572)	(14,491)

	191,915	172,235

Less: 247,030 shares as of September 30, 2009 and 237,080 shares as of December 31, 2008, held in treasury, at cost	(976)	(903)

Total stockholders’ equity	190,939	171,332

Total liabilities and stockholders’ equity	$224,338	$211,969

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) stock compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under SFAS 123R and the amortization of intangibles associated with further acquisitions. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three month periods ended September 30, 2009, September 30, 2008 and June 30, 2009:

(Amounts in thousands)

	Three Months Ended September 30,				Three Months Ended September 30,
	2009 US GAAP	Adjustments		2009 Non-GAAP	2008 US GAAP	Adjustments		2008 Non-GAAP
Revenues	$48,186	$—		$48,186	$46,573	$—		$46,573
Cost of revenues (exclusive of depreciation and amortization)	28,803	(341)	(a)	28,462	28,046	(396)	(a)	27,650

Gross profit	19,383	341		19,724	18,527	396		18,923

Gross Margin %	40.2%			40.9%	39.8%			40.6%
Selling, general and administrative expenses	11,286	(1,535)	(a)	9,751	10,430	(1,155)	(a)	9,275
Depreciation and amortization expense	2,918	(84)	(b)	2,834	2,832	(51)	(b)	2,781

Income from operations	$5,179	$1,960		$7,139	$5,265	$1,602		$6,866

Income from Operations Margin %	10.7%			14.8%	11.3%			14.7%

	Three Months Ended June 30,
	2009 US GAAP	Adjustments		2009 Non-GAAP
Revenues	$42,385	$—		$42,385
Cost of revenues (exclusive of depreciation and amortization)	25,827	(454)	(a)	25,373

Gross profit	16,558	454		17,012

Gross Margin %	39.1%			40.1%
Selling, general and administrative expenses	10,974	(1,520)	(a)	9,454
Depreciation and amortization expense	2,789	—	(b)	2,789

Income from operations	$2,795	$1,974		$4,769

Income from Operations Margin %	6.6%			11.3%

(a)	To exclude stock-based compensation expense under SFAS 123R.
(b)	To exclude amortization of acquisition-related intangibles.